Exhibit 99.1

GOLDEN ENTERTAINMENT REPORTS 2024 THIRD QUARTER RESULTS
LAS VEGAS – November 7, 2024 – Golden Entertainment, Inc. (NASDAQ: GDEN) (“Golden Entertainment” or the “Company”) today reported financial results for the third quarter ended September 30, 2024. The Company reported third quarter revenue of $161.2 million, net income of $5.2 million and Adjusted EBITDA of $34.0 million. In addition, on November 5, 2024, the Company’s Board of Directors authorized the Company’s recurring quarterly cash dividend of $0.25 per share of the Company’s outstanding common stock payable on January 7, 2025 to shareholders of record as of December 20, 2024. The Company’s Board of Directors also increased the Company’s share repurchase authorization by $100 million, creating $131.4 million of current availability under the Company’s share repurchase program.
Blake Sartini, Chairman and Chief Executive Officer of Golden, commented, “In the third quarter, we have maintained our commitment to returning capital to shareholders through our regular dividend and share buyback program despite a challenging operating environment for our properties. We anticipate that business conditions will improve in the fourth quarter and, with our increased share buyback authorization currently at over $130 million, we expect to continue to use our liquidity to acquire our own shares throughout the year.”
The Company repurchased 815,116 shares of common stock in the third quarter, at an average price of $31.65 per share for a total of $25.8 million. In October, after the end of the quarter, an additional 134,613 shares were repurchased for a total of $4.2 million. Year to date, the Company has repurchased 1.94 million shares of the Company’s common stock at an average price of $30.70 per share for a total of $59.5 million.
Consolidated Results
The Company reported third quarter of 2024 revenues of $161.2 million and Adjusted EBITDA of $34.0 million, compared to revenues of $257.7 million and Adjusted EBITDA of $53.2 million for the third quarter of 2023. The declines in revenues and Adjusted EBITDA over the prior year period were primarily related to the exclusion of the results for the Company’s Rocky Gap Casino Resort and distributed gaming operations in Montana and Nevada that were sold on July 25, 2023, September 13, 2023 and January 10, 2024, respectively. The Company reported net income of $5.2 million, or $0.18 per fully diluted share, for the third quarter of 2024, compared to net income of $241.2 million, or $7.83 per fully diluted share, for the third quarter of 2023. The third quarter of 2023 results included the impact of the $305.8 million gain on the sales of the Rocky Gap Casino Resort and the Montana distributed gaming business recognized during the quarter.
Debt and Liquidity
As of September 30, 2024, the Company’s total principal amount of debt outstanding was $399.0 million, consisting primarily of $395.0 million in outstanding term loan borrowings.
As of September 30, 2024, the Company had cash and cash equivalents of $68.6 million. There continues to be no outstanding borrowings under the Company’s $240 million revolving credit facility.
Investor Conference Call and Webcast
The Company will host a webcast and conference call today, November 7, 2024 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time), to discuss the 2024 third quarter results. The conference call may be accessed live over the phone by dialing (877) 407-0789 or for international callers by dialing (201) 689-8562. A replay will be available beginning at 8:00 p.m. Eastern Time today and may be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the passcode is 13749554. The replay will be available until November 14, 2024. The call will also be webcast live through the “Investors” section of the Company’s website, www.goldenent.com. A replay of the audio webcast will also be archived on the Company’s website, www.goldenent.com.
Forward-Looking Statements
This press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. In addition, forward-looking statements in this press release include, without limitation statements regarding: the Company’s strategies, objectives, business opportunities and plans; anticipated future growth and trends in the Company’s business or key markets; the payment of recurring quarterly cash dividends; the continued repurchase of shares of the Company’s common stock; projections of future financial condition, operating results or other financial items; and other characterizations of future events or circumstances as well as other statements that are not statements of historical fact. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause the actual results to differ materially include: changes in national, regional and local economic and market conditions; legislative and regulatory matters (including the cost of compliance or failure to comply with applicable laws and regulations); increases in gaming taxes and fees in the jurisdictions in which the Company operates; litigation; increased competition; reliance on key personnel (including our Chief Executive Officer, President and Chief Financial Officer, and Chief Operating Officer); the Company’s ability to comply with covenants in its debt instruments; terrorist incidents; natural disasters; severe weather conditions; the effects of environmental and structural building conditions; the effects of disruptions to the Company’s information technology and other systems and infrastructure; factors affecting the gaming, entertainment and hospitality industries generally; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.
Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA because it is the primary metric used by its chief operating decision maker and investors in measuring both the Company’s past and future expectations of performance. Adjusted EBITDA provides useful information to the users of the Company’s financial statements by excluding specific expenses and gains that the Company believes are not indicative of its core operating results. Further, the Company’s annual performance plan used to determine compensation for its executive officers and employees is tied to the Adjusted EBITDA metric. It is also a measure of operating performance widely used in the gaming industry.
The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. In addition, other companies in gaming industry may calculate Adjusted EBITDA differently than the Company does.
The Company defines “Adjusted EBITDA” as earnings before depreciation and amortization, non-cash lease expense, share-based compensation expense, gain or loss on disposal of assets and business, loss on debt extinguishment and modification, preopening and related expenses, interest, income taxes, and other non-cash charges that are deemed to be not indicative of the Company’s core operating results, calculated before corporate overhead (which is not allocated to each reportable segment).
About Golden Entertainment
Golden Entertainment owns and operates a diversified entertainment platform, consisting of a portfolio of gaming and hospitality assets that focus on casino and branded tavern operations. Golden Entertainment owns eight casinos and 72 gaming taverns in Nevada, operating over 5,500 slots, nearly 100 table games, and over 6,000 hotel rooms. For more information, visit www.goldenent.com.

Investor Relations
Charles H. Protell	James Adams
President and Chief Financial Officer	Vice President of Corporate Finance and Treasurer
(702) 893-7777	(702) 495-4470
james.adams@goldenent.com

Golden Entertainment, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Gaming	$75,684	$165,177	$240,880	$535,619
Food and beverage	41,849	44,507	128,623	137,312
Rooms	28,938	31,417	89,760	92,912
Other	14,762	16,625	43,351	56,615
Total revenues	161,233	257,726	502,614	822,458
Expenses
Gaming	20,141	94,820	67,796	307,126
Food and beverage	34,226	33,576	102,702	101,243
Rooms	16,202	15,978	48,888	46,118
Other	4,276	5,487	11,140	17,222
Selling, general and administrative	57,056	67,727	173,130	196,856
Depreciation and amortization	22,626	22,213	67,362	67,175
Gain on disposal of assets	(256)	(5)	(242)	(125)
Gain on sale of business	—	(305,829)	(68,944)	(305,829)
Preopening expenses	234	50	377	575
Total expenses (income)	154,505	(65,983)	402,209	430,361
Operating income	6,728	323,709	100,405	392,097
Non-operating expense
Interest expense, net	(7,959)	(15,306)	(27,255)	(52,345)
Loss on debt extinguishment and modification	—	—	(4,446)	(405)
Total non-operating expense, net	(7,959)	(15,306)	(31,701)	(52,750)
(Loss) income before income tax benefit (provision)	(1,231)	308,403	68,704	339,347
Income tax benefit (provision)	6,398	(67,187)	(20,951)	(74,219)
Net income	$5,167	$241,216	$47,753	$265,128

Weighted-average common shares outstanding
Basic	28,153	28,827	28,557	28,662
Diluted	29,408	30,794	30,141	30,900
Net income per share
Basic	$0.18	$8.37	$1.67	$9.25
Diluted	$0.18	$7.83	$1.58	$8.58

Golden Entertainment, Inc.
Reconciliation of Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Nevada Casino Resorts	$99,547	$105,524	$301,652	$308,262
Nevada Locals Casinos	35,405	37,901	112,262	118,968
Nevada Taverns	26,042	26,540	82,001	81,452
Corporate and other	239	166	680	8,963
Total Revenues - Continuing Operations	161,233	170,131	496,595	517,645
Distributed Gaming	—	81,872	6,019	261,357
Maryland Casino Resort	—	5,723	—	43,456
Total Revenues - Divested Operations	—	87,595	6,019	304,813
Total Revenues	$161,233	$257,726	$502,614	$822,458
Adjusted EBITDA
Nevada Casino Resorts	$24,614	$30,837	$78,897	$90,592
Nevada Locals Casinos	14,274	16,878	48,738	56,509
Nevada Taverns	5,317	7,519	20,669	24,507
Corporate and other	(10,191)	(12,116)	(32,590)	(38,673)
Total Adjusted EBITDA - Continuing Operations	34,014	43,118	115,714	132,935
Distributed Gaming	—	8,441	484	28,175
Maryland Casino Resort	—	1,626	—	12,652
Total Adjusted EBITDA - Divested Operations	—	10,067	484	40,827
Total Adjusted EBITDA	34,014	53,185	116,198	173,762
Adjustments
Depreciation and amortization	(22,626)	(22,213)	(67,362)	(67,175)
Non-cash lease benefit (expense)	65	10	298	(14)
Share-based compensation	(2,969)	(3,444)	(8,688)	(10,625)
Gain on disposal of assets	256	5	242	125
Gain on sale of business	—	305,829	68,944	305,829
Loss on debt extinguishment and modification	—	—	(4,446)	(405)
Preopening and related expenses (1)	(234)	(50)	(377)	(575)
Other, net	(1,778)	(9,613)	(8,850)	(9,230)
Interest expense, net	(7,959)	(15,306)	(27,255)	(52,345)
Income tax benefit (provision)	6,398	(67,187)	(20,951)	(74,219)
Net income	$5,167	$241,216	$47,753	$265,128
(1)    Preopening and related expenses consist of labor, food, utilities, training, initial licensing, rent and organizational costs incurred in connection with the opening of branded tavern and food and beverage and other venues within the casino locations.
5